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                                    EXHIBIT 5
               Form of Individual Variable Annuity Enrollment Form
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I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief.

It is agreed that:

(a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;

(b) no agent has the authority to make or alter any contract for the company;

(c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only but I must agree in writing to any other changes in this application.

(d) no contract shall take effect unless and until this application is approved by the company at its home office;

(e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated in section 9;

(F) ALL BENEFITS, PAYMENTS, AND VALUES UNDER THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT PERFORMANCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


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The  Internal  Revenue  Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.
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Signed at:_____________________________________ on ________________________
                City and State                          Date
___________________________________________________________________________
Signature of Proposed Annuitant
___________________________________________________________________________
Signature of Owner if not Proposed Annuitant (include title, if applicable)

To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? __ Yes __ No

____________________________________________________________________________
AUL Rep. code           Signature of Registered Representative
____________________________________________________________________________
Signature of other Registered Representative(s) if split case
____________________________________________________________________________
AUL Rep. Code Percentage Credit

FLORIDA ONLY:___________________________________________________________________
             Florida License No.       FL Licensed Resident Representative
                                        (name printed)
____________________________________________________________________________
FL Licensed Resident Representative (signature)

Field Office Principal or Broker-Dealer Approval:___________ on ____________
                                                                   Date
Accepted by American United Life Insurance Company(R)
at the Home Office by ________________________ on ___________________
                        Home Office Principal           Date

REGISTERED REPRESENTATIVE/HOME OFFICE USE ONLY:

APPLICATION FOR DIRECTPOINT INDIVIDUAL VARIABLE ANNUITY         AUL (R)
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American United Life Insurance Company(R)
P.O. Box 6004, Indianapolis, Indiana 46206-6004
Telephone (800) 537-6442


1. ANNUITANT/OWNER

Name:_____________________________________________________
        Last Name               First           Middle
Address: _________________________________________________
                Street
        __________________________________________________
        City                    State                 Zip
Telephone Number:( ___)____________________
SS#:___________-___________-_______________
Date of Birth:__________-_________-__________
               (month)      (day)    (year)
Sex: _ Male _ Female

2. OWNER (IF OTHER THAN ANNUITANT)
Name:____________________________________________________
        Last Name       First           Middle
Address:_________________________________________________
        Street
        _________________________________________________
        City        State                        Zip

Telephone Number:(_________)_____________________________
SS#:______-_______-________ OR
Tax ID#:______-_______________

Date of Birth:___________-________-___________
                (month)    (day)     (year)
Sex: _ Male _ Female

__ OTHER:_______________________________________________________
        Name
        ________________________________________________________
                Relationship to Annuitant               Tax ID#
__ ____________________Custodian under: UGMA, UTMA
   Name                              (circle one)

Telephone Number:(______)_______________________

3. POLICY PLAN
                                        Features
________________________________________________________________________________
__ SINGLE PREMIUM FEATURES OR      Standard      Enhanced    Guar. Min
__ FLEXIBLE PREMIUM                Death          Death       Annuity
     (check one below)             Benefit       Benefit      Benefit
--------------------------------------------------------------------------------

_ DirectPoint I                       XX
_ DirectPoint II                                   XX
__ DirectPoint III                                 XX            XX
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4. BENEFICIARY

First:_______________________________________________
        Name                            Relationship
_____________________________________________________
Address
SS#:____-____-_____
Date of Birth:______________-_______-_____________
                (month)       (day)      (year)
First:______________________________________________
          Name                          Relationship
____________________________________________________
Address

SS#:____-____-_____
Date of Birth:__________-_______-_______
                (month)   (day)   (year)

Second, if no first beneficiary is living:

__ Any lawful children of the owner, share and share alike. If any second beneficiary is not living at the time a death benefit is payable, the living children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of the proceeds which their parent would have received if living.

__  __________________________________________________________________
        Name                            Relationship
______________________________________________________________________
Address

SS#:____-___-____
Date of Birth:___________-_______ ___________
                (month)    (day)     (year)


5. TYPE OF PLAN (CHOOSE ONE)

_ Non-Qualified OR

_ Tax-Qualified Account (check only one)

_ IRA        _ SEP-IRA   _ Roth IRA
_ 403(b) TDA _ HR-10     _ SIMPLE IRA

_ Retirement Plan: Pension, Profit Sharing or 401(k)
_ Other: __________________________________________________
If qualified plan, indicate tax year for initial premium:
___________________________________________________________

IVADirect-99                                        Form No. 7-14729B Rev. 6/01

6. ALLOCATION (CHOOSE UP TO A MAXIMUM OF 18 OPTIONS)

Please  allocate the PREMIUM  PAYMENT(S) in increments of 1% as follows.  (Note:
Premiums will be applied to the AUL American Money Market Account if allocation is not specified, does not total 100%, or Dollar Cost Averaging is requested.)


VARIABLE:
_____% AUL American Bond                        _____% Invesco VIF High Yield*
_____% AUL American Equity                      _____% Invesco VIF Real Estate Opportunity*
_____% AUL American Managed                     _____% Invesco VIF Utilities
_____% AUL American Money Market                _____% Janus Flexible Income
_____% Alger American Growth                    _____% Janus Worldwide Growth
_____% Alger American Small Capitalization*     _____% PBHG Growth II (ISF)*
_____% American Century VP Income & Growth      _____% PBHG Tech & Comm (ISF)*
_____% American Century VP International*       _____% Safeco RST Equity
_____% Calvert Soc Mid Cap Growth*              _____% Safeco RST Growth
_____% Fidelity VIP Asset Manager               _____% T. Rowe Price Equity Income
_____% Fidelity VIP Contrafund                  _____% T. Rowe Price Limited Term Bond
_____% Fidelity VIP Equity-Income               _____% T. Rowe Price Mid Cap Growth
_____% Fidelity VIP Growth                      FIXED: (NOTE: NOT ALL ACCOUNTS AVAILABLE IN ALL STATES)
_____% Fidelity VIP High Income*                __ AUL MVA Fixed Interest Account (not available in certain states)
_____% Fidelity VIP Index 500                      _____% 1-Year* _____% 3-Year* _____% 5-Year*
_____% Fidelity VIP Overseas*                      _____% 7-Year _____% 10-Year
_____% Invesco VIF Dynamics*                    __ AUL Non-MVA Fixed Account (only available in certain states)
_____% Invesco VIF Financial Services*                          * Not available for DirectPoint III Plans
_____% Invesco VIF Health Sciences*             NOTE: TOTAL OF ALL ALLOCATIONS MUST EQUAL 100%
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
7. PREMIUM PAYMENT OPTIONS (CHOOSE ONE)
Choose one of the following premium payment options:

__ Initial Premium $ ___________________________________________________
        ($1,000 minimum; $50 with APP or monthly list bill)

__ Planned Premium $____________________________________________________
        ($50 minimum) to be billed:
        __ Annually __ Monthly list bill (3 life minimum)
        __ Automatic Premium Payment (APP)
        Annuitant/Payee's Account #______________________________
        Account Type: __ Checking __ Savings

Please attach a blank voided check from this account for verification of account information.

Additional Premium at Issue $_______________________________
Check if: __ Direct Rollover __ Rollover __ Section 1035 Exchange


8. REPLACEMENT
Does any proposed Owner or Annuitant/Owner have any intention of replacing or changing any insurance or annuity in this or any other company by this annuity?
__ Yes __ No

9. NASD AFFILIATION
Is any proposed Owner or Annuitant/Owner employed by or associated with an NASD member firm?
__ Yes __ No

10. SUITABILITY INFORMATION
INVESTMENT OBJECTIVE (select one)
  __ Capital Preservation (conservative)
  __ Income (moderate)
  __ Total Return (moderate)
  __ Capital Appreciation (aggressive)

INVESTMENT EXPERIENCE            NUMBER OF YEARS
  __ Stocks                     ________________
  __ Bonds                      ________________
  __ Mutual Funds               ________________
  __ Variable Annuities/Life    ________________
  __ Other (specify):  ____     ________________

Annual Income (salary):_________________________
Other Income (specify):_________________________
Total Household Income:_________________________
Net Worth (assets-liabilities):_________________________
Liquid Net Worth (cash and investments):_________________________
Approximate Tax Bracket: _________________________%
Filing Status: __ Single __ Married __ Head of Household
Number of Dependents:_________________________
Proposed Owner or Owner/Annuitant's Occupation
(if retired, list profession prior to retirement):
______________________________________________________
Employer Name:________________________________________
Employer Address: ____________________________________

11. HOME OFFICE ENDORSEMENT (NOT APPLICABLE IN NJ, PA OR WV)

FRAUD WARNING
(NOT APPLICABLE TO RESIDENTS OF AZ, KS,MD,ND, OR,TX,VA,VT OR WA)
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Any person who knowingly  presents a false or fraudulent  claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NOTE FOR COLORADO RESIDENTS

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

NOTE FOR FLORIDA RESIDENTS

Any person who knowingly and with intent to injure or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTE FOR KENTUCKY RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTE FOR NEW JERSEY RESIDENTS

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

Under penalties of perjury, I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND 2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)



RECEIPT
___________________, _________

Received from _____________________________the sum of $ ________________ dollars in connection with an application for a variable annuity from American United Life Insurance Company(R) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's DirectPoint variable annuity.

_____________________________    _______________________________________
Name of Agent (please print)     Signature of Agent


ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY(R),

DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK.